UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 5, 2015
Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
75 State Street, Boston, Massachusett	02109
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
Introduction

Santander Holdings USA, Inc. (the "Company") is a large financial services holding company in the U.S. with $113.5 billion in assets as of September 30, 2014.  Based in Boston, Massachusetts, the Company offers through its subsidiaries a full range of consumer and commercial banking products and services.  The Company has developed and utilizes stress testing processes that capture its unique mix of businesses, risks and geographic footprint.

Dodd-Frank Stress Test Requirements

In October 2012, the Board of Governors of the Federal Reserve System (the "Federal Reserve") issued a final rule on supervisory and company-run stress test requirements for bank holding companies ("BHCs") with total consolidated assets of $50 billion or more which, as amended on October 27, 2014,  requires the Company to publish a summary of the Annual Dodd-Frank Act Stress Test ("DFAST") results based on the Federal Reserve's supervisory severely adverse and adverse scenarios in March of each year.

The Company is further required to employ the following assumptions (the "Dodd Frank Act Stress Testing Capital Actions") regarding its projected capital actions over the forecast horizon (nine quarters, beginning October 1, 2014 and ending December 31, 2016):

•     Payment of common stock dividends equal to the quarterly average dollar amount of common stock dividends paid in the previous year;
•     Payments on any other instrument eligible for inclusion in the numerator of a regulatory capital ratio equal to the stated dividend, interest or principal due on such instrument during the quarter; and
•     No redemption or repurchase of any capital instrument eligible for inclusion in the numerator of a regulatory capital ratio.
Macroeconomic Scenarios

The Federal Reserve provides downturn macroeconomic scenarios which firms are required to employ in their annual stress testing processes.  For a complete description of the supervisory scenarios and corresponding macroeconomic variables, please see: http://www.federalreserve.gov/newsevents/press/bcreg/20141023a.htm.

Supervisory Severely Adverse
The supervisory severely adverse scenario reflects substantial weakening in global economic activity, accompanied by large reductions in asset prices.  During this deep and prolonged recession, the unemployment rate peaks at 10 percent, accompanied by a decline in real GDP of 4½ percent.  Despite the decline in real economic activity, increases in oil prices result in an increase in the Consumer Price Index ("CPI") in the forecast horizon.
The United States corporate sector experiences significant financial distress leading to widening of corporate bond spreads and a decline in equity prices.  The deterioration is particularly concentrated in lower rated firms, as investors pull back from a variety of assets linked to these borrowers.  Investment grade firms are also under pressure, as spreads on investment-grade corporate bonds increase from approximately 170 basis points to 500 basis points at peak.  Mortgage rates also increase over the course of 2015.
Treasury yields across maturities are significantly lower throughout the severely adverse scenario than in the Federal Reserve baseline or consensus projections.  Short-term interest rates remain near zero through 2017, while long-term yields drop to 1 percent in the fourth quarter of 2014.

Consistent with this type of macroeconomic scenario, asset prices contract sharply.  Equity prices fall by approximately 60 percent and equity market volatility increases sharply.  Housing price index declines by approximately 25 percent, while commercial real estate prices are more than 30 percent lower at their trough.
The international component of the severely adverse scenario features protracted recessionary factors in the Euro area, the United Kingdom, and Japan, and below-trend growth in developing Asia.  Economies that are heavily dependent on imported oil—including developing Asia, Japan, and the Euro area – are materially impacted under the scenario.
Reflecting flight-to-safety capital flows associated with the scenario's global recession, the United States dollar is assumed to appreciate strongly against the Euro and the currencies of developing Asia, and to appreciate more modestly against the pound sterling.  The U.S. dollar is assumed to depreciate modestly against the yen, also reflecting flight-to-safety capital flows.
Supervisory Adverse
The supervisory adverse scenario is characterized by a global weakening in economic activity and an increase in United States inflationary pressures that result in a rapid increase in both short- and long-term U.S. Treasury rates.  Depository institution funding costs react strongly to rising short-term rates, as commercial deposits are drawn to institutional money funds and other higher-yielding alternatives to bank deposits.
The U.S. experiences a mild recession as real GDP falls ½ percent and unemployment rate increases to 8 percent.  A considerable rise in core inflation results in headline CPI inflation rate of 4 percent by 3Q15, remaining elevated through the forecast horizon.  Short-term interest rates reach 2½ percent by the end of 2015 and 5¼ percent by the end of 2017.  Longer-term Treasury yields increase by less, resulting in a yield curve that is both higher and flatter relative to consensus expectations.
Corporate financial conditions tighten, reflecting both higher long-term Treasury yields and somewhat wider investment-grade corporate bond spreads.  Household financial conditions are assumed to tighten broadly in line with movements in similar-maturity Treasury yields.  Equity prices fall 25 percent, equity market volatility rises somewhat, and house prices and commercial real estate prices decline by approximately 13 percent and 16 percent, respectively.
Outside the United States, recessions occur in the Euro area, the United Kingdom, and Japan, and below-trend growth occurs in developing Asia.
Description of Risks Included

The Company considers and evaluates all material risks facing the Company in its capital adequacy and stress testing processes including, but not limited to, the following:

•	Credit risk is driven by real estate-related lending, large corporate exposures, individual consumer lending and automotive finance exposures. Credit risk is incorporated into our stress results through credit-sensitive macroscenario parameters.

•	Operational risk is the risk of loss resulting from inadequate or failed internal processes, people, and systems, or from external events. Operational risk is incorporated through elevated adverse experience driven by the adverse business environments.

•	Market risk is the risk to the Company's financial condition from changes in interest rates or changes in the market value of assets and traded financial instruments, both on-balance sheet and off-balance sheet. Market risk is incorporated into our stress results through the macroeconomic scenarios primarily through the shape and path of yield curves.

•	Liquidity risk is the risk arising from an inability to meet obligations as they come due in the normal course of business without undue hardship or incurring unacceptable loss. Liquidity is incorporated into our DFAST resultsthrough the macroeconomic scenario.

•	Legal and compliance risk is risk of financial or reputational loss arising from regulatory or legal action and failure to comply with laws and regulations.

Description of Methodologies Employed

The Company employs various methodologies in its stress tests for balance sheet, income statement, and capital projections.  In general, the Company utilizes multiple modeling techniques in developing its stress test estimates, including regression-based modeling, transition analytics, business analytics, and other objective, quantitative forecasting methodologies.  Additionally, the Company may incorporate expert judgment to apply management overlays in the analysis of the stress test estimates.

Pre-provision Net Revenue ("PPNR"):  PPNR forecasting methodology consists of multiple models used in conjunction to forecast individual line items for the balance sheet and income statements.  Balance sheet and non-interest income and expense are forecasted through utilization of ordinary least squares and logistic regression on macroeconomic factors.  Net interest income is primarily forecast based on interest rates projected and applied to the modeled loan and deposit balances within asset/liability management tools.  These results are subject to management review and adjustment.

Credit Loss Estimation: For the purposes of capital planning and loss forecasting, the Company has developed loss forecasting models driven by macroeconomic variables across its commercial, retail and automotive portfolios.  Credit loss estimations and PPNR estimations use balances that are internally consistent.  These results are subject to management review and adjustment.

Operational Loss Estimation: The Company used a loss distribution methodology utilizing internal, external and scenario-generated loss data for the estimation of operational risk losses.  These results are subject to management review and adjustment.

Provisions for Loan and Lease Losses: The credit loss stress test models create estimations for expected reserve levels (both allowance for loan and lease losses and contingent) and related provision expenses that the Company will incur under the macroeconomic stress scenario.  The Company's reserve level is determined based on an expectation of future net charge-offs and accumulated to absorb those future credit losses.  Provision expense is taken at each forecast period to adjust the reserve levels up or down to the necessary levels.

Capital and Risk Weighted Assets:  The methodologies described above translate identified risks into potential revenue and loss projections over the nine-quarter planning horizon.  These projections are aggregated into net income / loss estimates over the planning horizon.  These estimates then feed the Company's regulatory capital estimation process.  These regulatory capital calculations are based on existing regulatory guidance as well as proposed guidance when applicable.  Risk-weighted asset calculations are based on Basel I generalized and Basel III standardized prescriptions where applicable.

Results – Supervisory Severely Adverse and Adverse Stress Tests

Santander Holdings USA, Inc.

The results presented below contain forward-looking projections that represent estimates based on the supervisory severely adverse scenario and supervisory adverse scenario, which involve economic outcomes that are more adverse than management expects to materialize over the forecast horizon.  The estimates reflect capital ratios which include the "Dodd Frank Act Stress Testing Capital Actions" described above.

Projected stressed capital ratios[1] through Q4 2016
	Actual Q3 2014	Severely Adverse		Adverse
		Ending	Minimum*	Ending	Minimum*
Tier 1 common ratio (%)	11.0%	7.9%	7.9%	10.8%	10.4%
Common equity Tier 1 capital ratio (%)	10.7%	10.1%	10.1%	11.7%	11.0%
Tier 1 risk-based capital ratio (%)	13.1%	10.5%	10.5%	12.5%	12.2%
Total risk-based capital ratio (%)	15.0%	12.4%	12.4%	14.4%	14.2%
Tier 1 leverage ratio (%)	11.8%	9.7%	9.7%	11.9%	11.6%
*Minimum over the 9 quarter forecast horizon

1 The Tier 1 common ratio is based on the Basel I capital framework throughout the forecast horizon.  The common equity Tier 1 and Tier 1 leverage ratios are calculated based on the Basel III capital framework including transition provisions throughout the forecast horizon.  The Tier 1 capital and Total risk-based capital are calculated based on the Basel III Standardized Approach framework, including transitions starting in Q1 2015.

Actual Q3 2014 and projected Q4 2016 risk-weighted assets[2]
	Actual Q3 2014	Severely Adverse		Adverse
		Projected Q4 2016		Projected Q4 2016
		General approach	Basel III standardized approach	General approach	Basel III standardized approach
Risk-weighted assets ($BN)	97.0	83.0	89.5	93.6	101.3

Projected losses, revenue, and net income before taxes through Q4 2016
	Severely Adverse		Adverse
	$BN	% of average assets	$BN	% of average assets
Pre-provision net revenue	5.2	4.9%	8.1	7.1%
Other revenue	0.0	0.0%	0.0	0.0%
less
Provisions	9.9	9.2%	8.8	7.8%
Realized losses/gains on securities (AFS/HTM)	0.2	0.2%	0.0	0.0%
Trading and counterparty losses	0.0	0.0%	0.0	0.0%
Other losses/gains	0.0	0.0%	0.0	0.0%
equals
Net income before taxes	-4.8	-4.5%	-0.7	-0.6%

Projected loan losses, by type of loan, Q4 2014–Q4 2016
	Severely Adverse		Adverse
	$BN	Portfolio loss rates (%)	$BN	Portfolio loss rates (%)
Loan losses	8.3	12.3%	7.4	10.0%
First lien mortgages	0.3	4.1%	0.2	2.7%
Junior liens and HELOCs	0.2	3.1%	0.1	1.8%
Commercial and industrial	0.6	4.2%	0.4	2.2%
Commercial real estate	0.6	3.4%	0.3	1.7%
Credit cards	0.1	37.9%	0.1	32.7%
Other consumer	6.5	31.1%	6.3	25.5%
Other loans	0.1	3.2%	0.0	1.4%

2 For Q4 2014, risk-weighted assets are calculated using the general Basel I risk-based capital approach.  For each quarter in 2015 and 2016, risk-weighted assets are calculated under the Basel III standardized capital risk-based approach, except for the Tier 1 common ratio, which uses the general risk-based capital approach for all quarters.

Santander Bank, N.A.

Following is the summary of the annual DFAST results based on the Federal Reserve's supervisory severely adverse and adverse scenarios for the bank.

The results presented below follow the same process as for SHUSA and contain forward-looking projections that represent estimates based on the supervisory severely adverse scenario and supervisory adverse scenario, which involve economic outcomes that are more adverse than expected to materialize over the forecast horizon.  The estimates reflect capital ratios which include the "Dodd Frank Act Stress Testing Capital Actions" described above.

Projected stressed capital ratios[3] through Q4 2016
	Actual Q3 2014	Severely Adverse		Adverse
		Ending	Minimum*	Ending	Minimum*
Tier 1 common ratio (%)	13.4%	10.2%	10.2%	12.5%	12.5%
Common equity Tier 1 capital ratio (%)	12.9%	10.9%	10.9%	13.1%	13.1%
Tier 1 risk-based capital ratio (%)	13.4%	10.9%	10.9%	13.1%	13.1%
Total risk-based capital ratio (%)	15.0%	12.3%	12.3%	14.4%	14.4%
Tier 1 leverage ratio (%)	12.1%	10.1%	10.1%	12.2%	12.1%
*Minimum over the 9 quarter forecast horizon

Actual Q3 2014 and projected Q4 2016 risk-weighted assets[4]
		Severely Adverse		Adverse
	Actual Q3 2014	Projected Q4 2016		Projected Q4 2016
		General approach	Basel III standardized approach	General approach	Basel III standardized approach
Risk-weighted assets ($BN)	65.3	60.0	63.7	68.2	71.5

3 The Tier 1 Common ratio is based on the Basel I capital framework throughout the forecast horizon.  The Common equity Tier 1 and Tier 1 leverage ratios are calculated based on the Basel III capital framework, including transition provisions throughout the forecast horizon.  The Tier 1 capital and Total risk-based capital are calculated based on the Basel III Standardized Approach framework including transitions starting in Q1 2015.
4 For Q4 2014, risk-weighted assets are calculated using the general Basel I risk-based capital approach.  For each quarter in 2015 and 2016, risk-weighted assets are calculated under the Basel III standardized capital risk-based approach, except for the Tier 1 common ratio, which uses the general risk-based capital approach for all quarters.

Projected losses, revenue, and net income before taxes through Q4 2016
	Severely Adverse		Adverse
	$BN	% of average assets	$BN	% of average assets
Pre-provision net revenue	-0.2	-0.2%	0.9	1.1%
Other revenue	0.0	0.0%	0.0	0.0%
less
Provisions	2.3	3.0%	1.1	1.4%
Realized losses/gains on securities (AFS/HTM)	0.2	0.3%	0.0	0.0%
Trading and counterparty losses	0.0	0.0%	0.0	0.0%
Other losses/gains	0.0	0.0%	0.0	0.0%
equals
Net income before taxes	-2.6	-3.5%	-0.2	-0.3%

Projected loan losses, by type of loan, Q4 2014–Q4 2016
	Severely Adverse		Adverse
	$BN	Portfolio loss rates (%)	$BN	Portfolio loss rates (%)
Loan losses	1.7	3.6%	0.9	1.9%
First lien mortgages	0.3	4.1%	0.2	2.7%
Junior liens and HELOCs	0.2	3.1%	0.1	1.8%
Commercial and industrial	0.5	3.1%	0.2	1.3%
Commercial real estate	0.6	3.4%	0.3	1.7%
Credit cards	0.1	24.8%	0.1	22.0%
Other consumer	0.1	10.4%	0.1	7.1%
Other loans	0.1	3.3%	0.0	1.4%

Results – Drivers

Under both supervisory scenarios, the most significant drivers of the Company's regulatory capital ratios are:

•	Credit losses and provisions associated with the macroeconomic environment with the retail mortgage, automotive and commercial real estate portfolios;

•	Negative impact on PPNR associated with the macroeconomic environment on net interest income driven by lower balances from credit deterioration and lower origination volumes in the commercial real estate and retail mortgage portfolios;

•	Negative impacts on PPNR associated with the macroeconomic environment on non-interest income driven by the impact of changes in the residual value of automobile leases moderated somewhat by lower non-interest expense items driven by volume;

•	Negative impacts on PPNR associated with elevated operational risk losses;

•	Negative impacts from deferred tax assets driven by deterioration in forecasted positive taxable income; and

•	The introduction of new elements in the Basel III Standardized Approach capital calculation. Changes in risk weights are applied to certain asset types, disallowed taxes and intangible assets and applicable phase-in provisions. Net negative vs. position impact varies by capital ratio.

On March 5, 2015, the Company issued a press release announcing the results of the stress tests conducted by the Federal Reserve Board.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01                          Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description
99.1	Press release of Santander Holdings USA, Inc., dated March 5, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2015	SANTANDER HOLDINGS USA, INC.

By: /s/ Gerard A. Chamberlain
Name: Gerard A. Chamberlain
Title: Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Santander Holdings USA, Inc., dated March 5, 2015.